UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 29, 2020 (May 25, 2020)

CARBON ENERGY CORPORATION
(Exact name of registrant as specified in charter)

Delaware	000-02040	26-0818050
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Broadway, Suite 1170, Denver, Colorado	80290
(Address of principal executive offices)	(Zip code)

(720) 407-7043
(Registrant’s telephone number including area code)

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13a of the Exchange Act. ☐

Introductory Note.

On May 26, 2020 (the “Closing Date”), Carbon Energy Corporation (the “Company” or “Carbon”) completed its previously announced transaction with Diversified Gas & Oil Corporation (the “Purchaser” or “DGO”), pursuant to that certain Membership Interest Purchase Agreement, dated as of April 7, 2020 (the “Purchase Agreement”), by and among Carbon, Nytis Exploration (USA) Inc., a direct wholly owned subsidiary of the Company (“Nytis USA” and, together with Carbon, the “Sellers”), DGO and certain of Carbon’s other direct and indirect wholly owned subsidiaries. Pursuant to the Purchase Agreement, Carbon agreed to sell to DGO all of the issued and outstanding membership interests of Carbon Appalachia Company, LLC, a direct wholly owned subsidiary of the Company, and Nytis Exploration Company LLC, an indirect wholly owned subsidiary of the Company (the “Transactions”).

Item 1.01	Entry into a Material Definitive Agreement.

On May 25, 2020, Carbon entered into an Agreement Regarding Payoff and Release or Amendment of Notes (the “Payoff Agreement”) with Old Ironside Fund II-A Portfolio Holding Company, LLC and Old Ironside Fund II-B Portfolio Holding Company, LLC (collectively, “Old Ironsides”) as holders of Carbon’s unsecured promissory notes dated as of December 31, 2018 in aggregate principal amount of $25.1 million (the “Old Ironsides Notes”).

Pursuant to the terms of the Payoff Agreement, Carbon is required to apply certain net proceeds of the Transactions in repayment of the Old Ironsides notes on specified repayment dates tied to milestones under the Purchase Agreement. The initial payment is due within three business days of the Closing Date and must equal or exceed $10.5 million. The second payment is due within three business days of the settlement and payment of the Final Base Purchase Price (as defined in the Purchase Agreement). If the sum of the initial payment and the second payment is at least $20.0 million, the Old Ironsides notes will be deemed paid in full. If the sum of the initial payment and the second payment is at least $18.0 million but less than $20.0 million, the Old Ironsides Notes will be amended such that the outstanding principal balance plus all accrued and unpaid interest is equal to $21.5 million (less the amount of the initial and second payments) and the Old Ironsides Notes will remain outstanding with no other change to the existing terms. If the sum of the initial payment and the second payment is less than $18 million, then Carbon will have the opportunity to make a third payment.

The third payment would be due within three business days of the first Contingent Payment (as defined in the Purchase Agreement). If the sum of the initial payment, the second payment and the third payment is at least $18.0 million, the Old Ironsides Notes will be amended such that the outstanding principal balance plus all accrued and unpaid interest is equal to $23.0 million (less the amount of the initial, second and third payments) and the Old Ironsides Notes will remain outstanding with no other change to the existing terms. If the sum of the initial payment, the second payment and the third payment is less than $18 million, the payments made by Carbon as of such date will be considered mandatory prepayments and the Old Ironsides Notes will remain outstanding with no change to the existing terms.

The foregoing description of the Payoff Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Payoff Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the closing of the Transactions, on the Closing Date, Carbon terminated all outstanding commitments under that certain Amended and Restated Credit Agreement by and among Nytis USA and Carbon Appalachia Enterprises, LLC, as Borrowers, and Prosperity Bank, as Administrative Agent, and the Lenders from time to time party thereto, dated December 31, 2018, as amended (as amended, the “Credit Agreement”). In connection with the termination of the Credit Agreement, on the Closing Date, all outstanding obligations under the Credit Agreement were paid off in full, and all liens securing such obligations and guarantees of such obligations were released.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As discussed in the Introductory Note, on the Closing Date, the Company completed the previously announced Transactions pursuant to the terms and conditions set forth in the Purchase Agreement. The aggregate consideration paid to the Sellers by the Purchaser in connection with the Transactions on the Closing Date was a base cash amount of $99.2 million. In certain circumstances, the Purchaser may be obligated to pay to the Sellers a contingent payment of up to $15.0 million, as more fully described in the Purchase Agreement. Following the consummation of the Transactions, Carbon’s operations are limited to those in the Ventura Basin through Carbon California Company, LLC, its majority-owned subsidiary.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the Transactions, Mark D. Pierce, President of the Company, and Kevin Struzeski, Chief Financial Officer, Treasurer and Secretary of the Company, ceased serving in such capacities, effective as of the Closing Date. On the Closing Date, each of Mr. Pierce and Mr. Struzeski entered into consulting agreements with the Company (the “Consulting Agreements”). Under the Consulting Agreements, each of Mr. Pierce and Mr. Struzeski have agreed to provide transitional and consulting services to the Company through August 25, 2020 and will each receive monthly payments of $25,000 in exchange for such services. Following August 25, 2020, the term of the Consulting Agreements may be extended on a monthly basis by mutual agreement of the applicable parties thereto; however, the term of the Consulting Agreements may not be extended beyond November 25, 2020.

The foregoing description of the Consulting Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Consulting Agreements, which the Company expects to file as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020.

Cautionary Statement Regarding Forward-Looking Statements

This report may contain certain forward-looking statements, including certain plans, expectations, goals, projections, and statements about the benefits of the Transactions, the Company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. All statements, other than historical facts included in this report, are forward-looking statements. The forward-looking statements contained herein include statements related to the Transactions as described above. Such forward-looking statements are subject to numerous assumptions, risks and uncertainties, many of which are beyond the control of the Company. Forward-looking statements may be identified by words such as expect, anticipate, believe, intend, estimate, plan, target, goal, or similar expressions, or future or conditional verbs such as will, may, might, should, would, could, or similar variations. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995.

While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements: potential adverse reactions or changes to business or employee relationships, including those resulting from the completion of the Transactions; and competitive responses to the Transactions.

All forward-looking statements speak only as of the date of this report. Although the Company believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements.

The Company’s business may be influenced by many factors that are difficult to predict, involve uncertainties that may materially affect actual results and are often beyond the control of the Company. These factors include, but are not limited to, changes to business plans and fulfillment of conditions to receive the contingent payment, as circumstances warrant. For a full discussion of these risks and uncertainties and other factors, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC, as updated and supplemented by subsequent filings with the SEC. All forward-looking statements included in this report are expressly qualified in their entirety by such cautionary statements. The Company expressly disclaims any obligation to update, amend or clarify any forward-looking statement to reflect events, new information or circumstances occurring after the date of this report except as required by applicable law.

Item 9.01	Financial Statements and Exhibits.

(b) Pro forma financial information.

The unaudited pro forma consolidated financial statements of Carbon for the quarter ended March 31, 2020 and the years ended December 31, 2019 and 2018 and the notes related thereto filed as Exhibit 99.1 hereto are incorporated by reference herein.

(d) Exhibits.

Exhibit No.	Description

2.1*	Membership Interest Purchase Agreement, dated as of April 7, 2020, by and among Carbon Energy Corporation, Nytis Exploration (USA) Inc., Diversified Gas & Oil Corporation, Nytis Exploration Company LLC, Carbon Appalachian Company, LLC, and the other entities party thereto (incorporated herein by reference to Exhibit 2.1 to Carbon’s Current Report on Form 8-K filed on April 8, 2020).

10.1	Agreement Regarding Payoff and Release or Amendment of Notes, dated as of May 25, 2020, by and among Carbon Energy Corporation, Old Ironsides Fund II-A Portfolio Holding Company, LLC and Old Ironsides Fund II-B Portfolio Holding Company, LLC.

99.1	Unaudited Pro Forma Consolidated Financial Information as of the quarter ended March 31, 2020 and the years ended December 31, 2019 and 2018.

*	Certain schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Carbon Energy Corporation agrees to furnish supplementally a copy of any such omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 29, 2020

CARBON ENERGY CORPORATION

By:	/s/ Patrick R. McDonald
Patrick R. McDonald
Chief Executive Officer

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